Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

Certificate of Chief Executive Officer

I, Gregory C. Smith, President and Chairman of Powder River Basin Gas Corp. certify that:

1. I have reviewed this annual report on Form 10-KSB of Powder River Basin Gas Corp. ("PRVB").

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

3. Based on my knowledge, the financial statements and other financial information included in this annual report fairly present, in all material respects, the financial condition, results of operations and cash flows of PRVB as of, and for, the periods presented in this report.

4. PRVB's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-14 and 15d-14) for PRVB and we have:

a. designed such disclosure controls and procedures to ensure that material information relating to PRVB, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. evaluated the effectiveness of PRVB's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5. PRVB's other certifying officers and I have disclosed, based on our most recent evaluation, to our auditors:

a. all significant deficiencies in the design or operation of internal controls which could adversely affect PRVB's ability to record, process, summarize and report financial data and have identified for PRVB's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in PRVB's internal controls.

6. PRVB's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 15th, 2003 /s/ Gregory C. Smith

Gregory C. Smith, President and Chairman